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                                   EXHIBIT 5




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                                 [Letterhead]



                                                July 18, 1995


Summit Technology, Inc.
21 Hickory Drive
Waltham, MA 02154

Gentlemen:

        This opinion is furnished to you in connection with the filing with the Securities and Exchange Commission ("SEC") on July 18, 1995 of an amendment (the "Amendment") to the registration statement on Form S-8, File No. 33-25169 filed with the SEC on November 15, 1988, for the purpose of registering an additional 250,000 shares (the "Shares") of Common Stock of Summit Technology, Inc. (the "Company"), $.01 par value for issuance upon exercise of options under the Summit Technology, Inc. 1987 Stock Option Plan (the "Plan").

        In rendering this opinion, we have examined and relied on:

        1. A copy of the Articles of Organization of the Company, as amended to date, certified to be true, correct and complete by the Clerk of the Company on July 13, 1995;

        2. A copy of the By-Laws of the Company as amended to date, certified to be true, correct, and complete by the Clerk of the Company on July 13, 1995;

        3. The Plan and the forms of agreement ("Option Agreements") currently authorized for use under the Plan as provided to us by the Company; and

        4. Such case and statutory laws of the Commonwealth of Massachusetts as we have deemed relevant.

        We have assumed in our examination of documents:

        1. The completeness and authenticity of all documents submitted to us as originals;

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Summit Technology, Inc.
July 18, 1995
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        2.   The genuineness of all signatures;

        3. The completeness and conformity to original documents of documents submitted to us as certified or photostatic copies;


        4. That the Company will issue Shares to purchasers only in accordance with the Plan and pursuant to duly authorized and validly executed Option Agreements, and the vote of the Company's Board of Directors to issue such Shares;

        5. That upon the issuance of the Shares, the Company will issue to each of the purchasers thereof a stock certificate representing the number of Shares purchased by such purchaser, which stock certificate complies with the requirements of Section 27 of Chapter 156B of the Massachusetts General Laws;

        6. That the Company is not a debtor under the Bankruptcy Code or state laws for relief of debtors, and is not subject to receivership;

        7.   That the Company has legal existence;

        8. That the Shares will be offered and sold in compliance with applicable state and federal securities laws;

        9. That the Company will not make any distribution to any purchaser of Shares that would cause him to be held liable therefor under Section 45 of Chapter 156B of the Massachusetts General Laws;

        10. That the consideration received by the Company upon issuance of the shares will be at least equal to the par value of the Shares;

        11. That all Shares issued pursuant to the Plan are, at the time of issuance, authorized but unissued shares of Common Stock or duly issued treasury stock;

        12. That the facts contained in the certificate of the Clerk of Company dated July 13, 1995 are true and complete as of the date made and as of the date hereof; and

        13. That there will be no change in any of the documents, facts and laws examined and relied on by us in issuing this opinion between the date hereof and the date of issuance of the Shares.

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Summit Technology, Inc.
July 18, 1995
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        Except as specifically set forth hereinabove, we have made no
independent factual investigation.   We opine only as to the laws of the
Commonwealth of Massachusetts.

        Based upon and subject to the foregoing, we are of the opinion that, when issued to recipients in accordance with the terms of the Plan and the terms of any Option Agreement between the Company and such recipients, the Shares will be legally issued, fully paid and nonassessable.

        We consent to the filing of this letter with the SEC as an Exhibit to the Amendment and we further consent to the reference to our firm contained in the Amendment.

                                          Very truly yours,

                                          Goldstein & Manello, P.C.

                                          By: /s/ Goldstein & Manello, P.C.
                                             --------------------------------
                                              Its authorized signatory